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                                                                   EXHIBIT 10.13



                             FOURTH AMENDMENT TO THE
                            PRENTISS PROPERTIES TRUST
                            1996 SHARE INCENTIVE PLAN


         This Fourth Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan (the "Plan") as previously amended by the First through the Third Amendments to the Plan, hereby amends the Plan effective as of October 15, 1996 in the following respects:

         1. Section 8.02 of the Plan is hereby amended by the addition at the end thereof of the following language:

         Attestation to the ownership of Shares or the assignment thereof to pay the exercise price and taxes shall be at the sole discretion of the Company. The Participant shall have no right to require the Company to accept payment in the form of shares. The Company may reject the attestation or assignment for any reason or no reason.

         The form of the attestation or assignment shall be on a form acceptable to the Company in any and all respects.

         Attestation to the ownership of Shares and the assignment thereof may be treated as the surrender of Shares under rules and procedures established by the Administrator. Any Shares surrendered, or attested to, must have been held by the surrendering Participant for more than six months, (or for any period required by the Company) and neither the surrender, or attestation to the ownership, of Shares shall be permitted if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

         Any attempt to surrender shares, or any shares surrendered, or attested to, for any purpose, including payment of the Exercise Price and or taxes will be void AB INITIO, if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

         Attestation to the ownership of Shares or the assignment thereof, may be only for the minimum number of Shares required to pay the exercise price and the minimum statutory taxes. Amounts in excess will be void AB INITIO

         2. As amended by the foregoing, the Plan shall remain in full force and effect.

Dated: May 9, 2001

                                  PRENTISS PROPERTIES TRUST



                                  By:  /s/ Thomas F. August
                                       -----------------------------------------
                                       Thomas F. August
                                       President and Chief Executive Officer